UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 12, 2018

Victory Capital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38388	32-0402956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4900 Tiedeman Road, 4th Floor; Brooklyn, OH		44144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 898-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On February 12, 2018 (the “Closing Date”), Victory Capital Holdings, Inc., a Delaware corporation (the “Company”), closed its initial public offering of 11,700,000 shares of its Class A Common Stock, par value $0.01 per share (the “Offering”), all of which were offered and sold by the Company at a price per share of $13.00 per share of Class A Common Stock (before underwriting discounts).  The Offering was made pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-222509), as amended, initially filed with the U.S. Securities and Exchange Commission on January 11, 2018.

Item  1.01.              Entry into a Material Definitive Agreement

The Company entered into a credit agreement (the “Credit Agreement”) dated as of the Closing Date among the Company, as borrower, the lenders from time to time party thereto, Royal Bank of Canada, as administrative agent and collateral agent, and the other parties thereto, under which the Company received seven-year term loans in an aggregate principal amount of $360,000,000 and established a five-year revolving credit facility (which was unfunded as of the Closing Date) with aggregate commitments of $50,000,000 (with a $10,000,000 sub-limit for the issuance of letters of credit).  Subject to certain terms and conditions set forth in the Credit Agreement (including obtaining commitments from one or more new or existing lenders), the Company may incur additional loans or commitments under the Credit Agreement in an aggregate principal amount of up to $154,000,000 (or, if greater, 100% of Consolidated Adjusted EBITDA (as defined in the Credit Agreement) for the most recently ended period of four fiscal quarters), plus certain additional amounts set forth in the Credit Agreement (including an unlimited amount of additional loans or commitments based on achievement of a specified first lien leverage ratio).

Amounts outstanding under the Credit Agreement bear interest at an annual rate equal to, at the option of the Company, either LIBOR (adjusted for reserves) plus a margin of 2.75% or an alternate base rate plus a margin of 1.75%. The Company is also required to pay certain fees to the lenders, including, among others, a quarterly commitment fee on the average unused amount of the revolving credit facility.

Term loans under the Credit Agreement will amortize at a rate of 1.00% per annum. In addition, the Credit Agreement requires that the term loans be mandatorily prepaid with (a) a percentage (ranging from 0% to 50%, depending on the Company’s first lien leverage ratio) of the Company’s annual excess cash flow on an annual basis (commencing with the fiscal year ending December 31, 2019), (b) all or a portion of the net cash proceeds of certain asset sales, casualty or condemnation events, subject to customary reinvestment rights, and (c) the proceeds of certain incurrences of indebtedness. At any time, subject to timely prior written notice, the Company may terminate the commitments under the revolving credit facility in full or in part or prepay term loans in whole or in part, subject to the payment of LIBOR breakage fees, if any, and, in the case of certain prepayments of term loans occurring within the six-month period following the Closing Date, a 1.00% premium.

The obligations of the Company under the Credit Agreement are guaranteed by all of its domestic subsidiaries (other than Victory Capital Advisers, Inc., its broker-dealer subsidiary) (the “Guarantors”) and secured by substantially all of the assets of the Company and the Guarantors, subject in each case to certain customary exceptions.

The Credit Agreement contains customary affirmative and negative covenants, including covenants that affect, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, create liens, merge or dissolve, make investments, dispose of assets, engage in sale and leaseback transactions, make distributions and dividends and prepayments of junior indebtedness, engage in transactions with affiliates, enter into restrictive agreements, amend documentation governing junior indebtedness, modify its fiscal year and modify its organizational documents, subject to customary exceptions, thresholds, qualifications and “baskets.” In addition, the Credit Agreement contains a financial performance covenant, requiring a maximum first lien leverage ratio, measured as of the last day of each fiscal quarter on which outstanding borrowings under the revolving credit facility exceed 35.0% of the commitments thereunder (excluding certain letters of credit), of no greater than 4.00 to 1.00.

The repayment obligation under the Credit Agreement may be accelerated upon the occurrence of an event of default thereunder, including, among other things, failure to pay principal or interest on a timely basis, material inaccuracy of any representation or warranty, failure to comply with covenants, cross-default, change of control, certain insolvency or bankruptcy-related events and material judgments, subject, in each case, to any applicable grace and/or cure periods.

Proceeds from both the term loans under the Credit Agreement and the Offering, as well as cash on hand, were used (i) to repay all existing indebtedness for borrowed money under the Company’s existing senior credit facility, which was terminated as of the Closing Date, and (ii) for the payment of fees, commissions, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable in connection with the Offering, the Credit Agreement and the transactions related thereto.  The proceeds of revolving loans incurred under the Credit Agreement may be used for general corporate purposes, including ongoing working capital requirements.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item  1.02.              Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the Company’s entry into the Credit Agreement, the Company repaid all indebtedness outstanding under that certain Credit Agreement dated as of October 31, 2014 (as amended, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”) among VCH Holdings, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“VCH Holdings”), Victory Capital Operating, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of VCH Holdings, as borrower, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent,and terminated the Existing Credit Agreement and all security or other credit documents entered into in connection therewith.

Item  2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 8.01 Other Events

The disclosure required by this item is included in the Introductory Note above and is incorporated herein by reference.

Item  9.01.              Financial Statements and Exhibits

d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1

Credit Agreement, dated as of February 12, 2018, among Victory Capital Holdings, Inc., as borrower, the lenders from time to time party thereto, Royal Bank of Canada, as administrative agent and collateral agent, and the other parties thereto.

EXHIBIT INDEX

Exhibit Number	Description

10.1

Credit Agreement, dated as of February 12, 2018 among Victory Capital Holdings, Inc., as borrower, the lenders from time to time party thereto, Royal Bank of Canada, as administrative agent and collateral agent, and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY CAPITAL HOLDINGS, INC.

Dated: February 15, 2018	By:	/s/ Terence F. Sullivan
		Name:	Terence F. Sullivan
		Title:	Chief Financial Officer